UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(1) Amendment to the Applied Materials, Inc. Relocation Policy

Applied Materials, Inc. (“Applied” or the “Company”) maintains a Relocation Policy (the “Policy”) under which eligible exempt and technical non-exempt college summer interns and co-ops, regular full-time college hires, new hires and internal transferees, international new hires and transferees on indefinite assignments (together, we refer to them as “eligible employees”) may receive certain relocation assistance benefits.

The specific relocation benefits that may be available under the Policy to an eligible employee vary according to employment grade level, new hire and transferee status, location and other factors. For example, relocation benefits may include the shipment and storage of household goods, temporary living assistance and/or paid time off to attend to relocation needs. Some other examples of relocation benefits that may be offered include payment for driving time spent to relocate, reimbursement for reasonable and customary closing costs on a first mortgage for a new home, and/or a home sale assistance benefit that provides for Applied’s purchase of an employee’s home if, in accordance with the Policy and the specific benefit terms, the employee has made specified efforts to sell the home but cannot secure an outside buyer to purchase the home at its appraised value within a specified period of time.

Relocation benefits generally must be reimbursed to Applied Materials on a pro rata basis if the eligible employee terminates employment within 18 months of his or her start date or effective transfer date, although Applied has the discretion to dismiss the reimbursement requirement if the person’s employment has been terminated for business or economic reasons. Relocation benefits generally are available for up to one year from an employee’s start date or effective transfer date, as applicable. However, the Company may extend the time period for which relocation benefits are available and may otherwise amend an employee’s eligibility for relocation benefits.

On October 27, 2005, the Human Resources and Compensation Committee of Applied’s Board of Directors (the “Committee”) amended the Policy to provide that extensions of the one-year period for eligible employees may be approved by Applied’s Human Resources Vice President alone, except that extensions of the one-year period for executive officers must be approved by the Committee. The Committee also amended the Policy to require that all exceptions to the Policy made for Applied executive officers in excess of $50,000 be approved by the Committee.

(2) Extension of Michael R. Splinter’s Relocation Benefits

On the same date, the Committee approved an extension of the period during which certain relocation benefits under the Policy are available to Michael R. Splinter, Applied’s President and Chief Executive Officer. His eligibility for relocation benefits (to the extent not previously used) has been extended through December 31, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.46	Applied Materials, Inc. Relocation Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: October 28, 2005	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.46	Applied Materials, Inc. Relocation Policy.